                                 EXHIBIT 10.2

                            FAI INSURANCES LIMITED


                         FAI HOME SECURITY PTY LIMITED



                            SHAREHOLDERS AGREEMENT






                                MINTER ELLISON
                                    Lawyers
                            Minter Ellison Building
                                44 Martin Place
                               SYDNEY  NSW  2000



                                DX 117  SYDNEY
                           Telephone  (02) 9210 4444
                           Facsimile  (02) 9235 2711

                            Reference MAP 10664498

                               TABLE OF CONTENTS

1.  DEFINITIONS                                                      1

2.  OBJECTIVES                                                       3
     2.1     Objectives                                              3
     2.2     Carrying out objectives                                 3

3.  EQUITY FUNDING OF THE COMPANY                                    4
     3.1     Additional equity capital                               4
     3.2     Issue of Shares                                         4
     3.3     Acceptance of offers                                    4
     3.4     Conditional acceptance                                  4
     3.5     Apportionment of issue                                  5
     3.6     Notification                                            5
     3.7     Completion                                              5

4.  BOARD OF DIRECTORS OF THE COMPANY AND SUBSIDIARIES               5
     4.1     Number of Directors                                     5
     4.2     Nominees                                                5
     4.3     Votes                                                   6
     4.4     Chairman                                                6
     4.5     Alternate Directors                                     6
     4.6     Board meetings                                          6
     4.7     Directors' fees and expenses                            7
     4.8     Quorum                                                  7
     4.9     Quorum not present                                      7
     4.10    Subsidiaries                                            7

5.  DECISION MAKING                                                  7
     5.1     Powers of the Board                                     7
     5.2     Voting generally                                        7
     5.3     Shareholder decisions by Unanimous Vote                 8
     5.4     Board decisions by                                      8

6.  MANAGEMENT                                                       9
     6.1     Day to day control                                      9
     6.2     Chief Executive Officer                                 9

7.  BUSINESS PLAN, BUDGET AND FINANCIAL REPORTS                      9
     7.1     Business Plan                                           9
     7.2     Budget                                                  9
     7.3     Reporting                                              10

8. ACCOUNTS AND AUDIT                                               10
     8.1     Account and records                                    10
     8.2     Access to records                                      10
     8.3     Audit committee                                        11

9. DIVIDEND POLICY                                                  11

10. COMPANY DEBT                                                    11

12. WESTPAC RECEIVABLES PURCHASE AGREEMENT                          12

13. TRANSFER OF SHARES                                              12
     13.1    Transfers                                              12
     13.2    Encumbrances                                           12
     13.3    Restrictions on transfers                              13

14. CHANGE IN EFFECTIVE CONTROL OF A SHAREHOLDER                    13
     14.1    Meaning of change in effective control                 13

15. DEED OF ACCESSION                                               14

16. COMPULSORY OFFER                                                14
     16.1    Controlling Shareholder                                14
     16.2    Independent valuation                                  14
     16.3    Offer                                                  14
     16.4    Completion                                             15

17. DEADLOCK                                                        15
     17.1    When a Deadlock arises                                 15
     17.2    Deadlock under clause 17.1(a)                          15
     17.3    Deadlock under clause 17.1(b)                          16
     17.4    Notice                                                 16
     17.5    Acceptance or rejection of Offer                       16
     17.6    Obligation to sell                                     16
     17.7    Completion of transfer                                 16
     17.8    Two offers on the same day                             17

18. RIGHTS TO INFORMATION                                           17
     18.1    Rights to information                                  17
     18.2    Confidentiality                                        17
     18.3    Exceptions                                             17

19. TERMINATION                                                     18
     19.1    Termination                                            18
     19.2    Without prejudice                                      18

     19.3    Continuing obligations                                 18

20. DEFAULT                                                         18
     20.1    Events of default                                      18
     20.2    Consequence of default                                 19
     20.3    Independent valuation                                  19
     20.4    Right of first refusal                                 19
     20.5    Other remedies                                         19

21. ACKNOWLEDGEMENT AND WARRANTIES                                  20
     21.1    Representations & warranties                           20
     21.2    Disclaimer                                             20

22. CONFLICT WITH MEMORANDUM AND ARTICLES                           20

23. RELATIONSHIP BETWEEN PARTIES                                    21

24. FURTHER ACTION                                                  21

25. COSTS                                                           21

26. ASSIGNMENT                                                      21

27. WAIVER                                                          21

28. GOVERNING LAW AND JURISDICTION                                  21

29. NOTICE                                                          22

30. SEVERABILITY                                                    22

31. ALTERATION                                                      23

32. ATTORNEYS                                                       23

33. CALL OPTION                                                     23

35. INTERPRETATION                                                  25

SCHEDULE 1                                                          28

SCHEDULE 2                                                          60

SCHEDULE 3                                                          62

                            SHAREHOLDERS AGREEMENT


AGREEMENT dated                                             1997

BETWEEN     FAI INSURANCES LIMITED (ACN 004 304 545) of 333 Kent Street, Sydney,
      New South Wales ('FAI')

AND         FAI HOME SECURITY PTY LIMITED (ACN 050 064 214) of  Level 8, 77
      Pacific Highway, North Sydney ('FHS')


RECITALS


A. Pursuant to a share sale agreement dated 31 December 1997 ('Share Sale Agreement'), FAI agreed to sell to FHS 25,001 shares in the Company.

B. Upon completion of the Share Sale Agreement, the issued capital of the Company will be held as follows:

      FAI  -  25,001 Shares
      FHS  -  25,001 Shares

C. The parties wish to record the commercial terms of their agreement for the funding, activities and management of the Company in this agreement.


AGREEMENT

In consideration of the mutual promises contained in this agreement, FAI and FHS agree as follows:

 1.   DEFINITIONS

      In this agreement:

      'Articles' means the proposed articles of association of the Company set out in Schedule1, to be adopted in accordance with clause 2.3.

      'associate' has the meaning given in Division 2 of Part 1.2 of the Corporations Law.

      'ASX' means Australian Stock Exchange Limited.

      'Board' means the board of Directors of the Company.

      'Budget' means the annual budget for the Company adopted by the Board in accordance with clause 7.2 (Budget).

      'Business' means the business conducted by the Company, including the business of the provision of consumer finance products.

      'Business Day' means a day on which banks (as defined in the Banking Act 1959 (Cth)) are open for general banking business in New South Wales, excluding Saturdays and Sundays.

      'Business Plan' means the business plan for the Company adopted by Directors from time to time and as amended by the parties in accordance with clause 7.1 (Business Plan).

      'Chief Executive Officer' means the chief executive officer for the time being of the Company.

      'Company' means FAI Finance Corporation Pty Limited (ACN 053 262 561).

      'Director' means a director for the time being of the Company.

      'encumbrance' means an interest or power.

      (a) reserved in or over any interest in any asset including, without limitation, any retention of title; or

      (b) created or otherwise arising in or over any interest in any asset under a bill of sale, mortgage, charge, lien, pledge, trust or power, and whether existing or agreed to be granted or created.

      'Financial Year' means each period of 12 months commencing on 1 July and ending on 30 June or such other period as the Board determines and includes:

      (a) the period commencing on the date of execution of this agreement and ending 30 June 1998; and

      (b) the period commencing on the last 1 July before the date of termination of this agreement and ending on that date of termination.

      'FFC NZ' means FAI Finance Corporation (NZ) Limited, a wholly owned subsidiary of the Company.

      'General' means FAI General Insurance Company Limited (ACN 000 327 855).

      'Independent Valuer' means an independent valuer appointed to value any Shares in accordance with the requirements of schedule 3 (Independent valuation).

      'Party' means a party to this agreement and any other Person that executes a Deed of Accession and becomes a party to this agreement from time to time.

      'Related Body Corporate' has the meaning given in the Corporations Law.

      'Respective Proportion' in relation to a party means the proportion that the number of shares from time to time held or beneficially owned by that party bears to the total number of all the issued Shares from time to time.

      'RPA' means the Receivables Purchase Agreement entered into between the Company, General and Westpac dated 28 June 1996, as amended from time to time.

      'Share' means a share in the Company.

      'Shareholder' means the holder of at least one Share.

      'Simple Majority Vote' means a vote or resolution passed by:

      (a) in the case of a vote or resolution of Shareholders, Shareholders who together hold more than 50% of the Shares in the Company; and

      (b) in the case of a resolution of the Board, Directors who together represent Shareholders who hold more than 50% of the Shares in the Company.

      'subsidiary' has the meaning given in Division 6 of Part 1.2 of the Corporations Law and, in relation to the Company, includes FFC NZ.

      'Trade Mark License' means the license to use the FAI name and logo to be granted by FAI to the Company on or about the date of this agreement.

      'Unanimous Vote' means a vote or resolution passed by:

      (a) in the case of a vote or resolution of Shareholders, all Shareholders; and

      (b)   in the case of a resolution of the Board, all Directors.

      'Westpac' means Westpac Banking Corporation ARBN  007 457 141


 2.   OBJECTIVES

 2.1    Objectives

      The objectives of the Shareholders in entering this agreement are:

      (a) to use their respective business skills, knowhow and experience and expertise to manage and conduct the Business;

      (b)   to outline the decision making procedures for the Company; and

      (c) to ensure that the Business is managed to maximise the value of the Company.

 2.2    Carrying out objectives

      To carry out the objectives, each Shareholder must:

      (a) be just and faithful and provide full information to each other in relation to the affairs and activities of the Business;

      (b) do or cause to be done all things necessary or desirable to carry out this agreement including casting votes as Shareholders and causing their nominees to the Board to carry out this agreement; and

      (c) not unreasonably delay any action, approval, direction, determination or decision required under this agreement.

 2.3 Each Shareholder must, as soon as practicable after the execution of this agreement, procure the passing of a special resolution to adopt the Articles.


 3.     EQUITY FUNDING OF THE COMPANY

 3.1    Additional equity capital

      Subject to clause 3.3 (Issue of Shares), the Company must not issue any additional shares or other securities of the Company without the approval of Shareholders by Unanimous Vote.

 3.2    Issue of Shares

      The Company may issue additional Shares on the following terms:

      (a) the issue must have the prior approval of the Shareholders by Unanimous Vote;

      (b) the additional Shares may only be offered to existing Shareholders in the Respective Proportions;

      (c)   the offer must be in writing and must be dated;

      (d) the date of the offer must not be earlier than the date on which the offer is sent;

      (e) the offer must remain open for acceptance by each Shareholder for at least 30 days from the date of the offer; and

      (f) the offer price for each Share must be no less than the value of each Share determined by an Independent Valuer in accordance with schedule 3 (Independent valuation).

 3.3    Acceptance of offers

      Each Shareholder may accept the offer to subscribe for all or part of the Shares offered by giving written notice to the Board on or before the closing date of the offer. Subject to clause 3.4 (Conditional acceptance), each acceptance is unconditional and irrevocable. A Shareholder who accepts the offer to subscribe for a stated number of Shares is also deemed to have accepted the offer to subscribe for a lesser number of Shares allocated to it under this clause 3 (Equity funding of the Company). If no acceptance is received by the expiry of the closing date of the offer, the Shareholder will be deemed to have rejected the offer.

 3.4    Conditional acceptance

      A Shareholder may accept the offer to subscribe for a specified number of Shares under clause 3.3 (Acceptance of offers) subject to the condition that on completion of the issue of Shares under clause 3.7 (Completion), the Respective Proportion of that Shareholder will not exceed a percentage specified by that Shareholder in the acceptance. The Board must reduce the number of Shares which would otherwise be issued to that Shareholder under clause 3.7 (Completion) to fulfill the condition.

 3.5    Apportionment of issue

      If there are insufficient Shares to satisfy acceptances from all accepting Shareholders, the Shares offered will be apportioned between the accepting Shareholders in their Respective Proportions. If such an apportionment would result in a Shareholder receiving a greater number of Shares than the Shareholder has accepted the excess must be reallocated amongst the other Shareholders who have lodged acceptances as nearly as may be in proportion to their Respective Proportions. This clause 3.5 applies to that re-apportionment and if necessary the process must be repeated until all of the Shares offered have been allocated. The apportionment must comply with the requirements of clause 3.8 (No obligation to contribute additional funds).

 3.6    Notification

      Within 5 Business Days of the expiry of the period referred to in clause 3.2(e), the Board must notify each Shareholder who has accepted an offer to subscribe for Shares of the number of Shares allocated to each Shareholder.

 3.7    Completion

      Completion of the issue of additional Shares must take place within 10 Business Days of the expiry of the period referred to in clause 3.2(e) at the Company's registered office. At completion:

      (a) each accepting Shareholder must subscribe for the Shares allocated to that Shareholder under clause 3.5 (Apportionment of issue) by delivering a bank cheque in payment of the subscription price for the Shares to the Company; and

      (b) the Company must deliver to each accepting Shareholder the certificates relating to the additional Shares.


 4.     BOARD OF DIRECTORS OF THE COMPANY AND SUBSIDIARIES

 4.1    Number of Directors

      The parties agree that the maximum number of Directors will be four.

 4.2    Nominees

      Each Shareholder may appoint two Directors and require the removal or substitution of any Director so appointed.

 4.3    Votes

      The Directors nominated by each Shareholder (whether or not both present) are collectively entitled to cast that proportion of the total number of votes that may be cast at a Board meeting as is equal to the proportion of Shares held by the Shareholder who nominated the Director to the total number of shares on issue at the time the vote is taken.

 4.4    Chairman

      The parties agree that:

      (a)   the Chairman of the Board will be elected annually by the Board;

      (b)   the initial Chairman will be Bradley Cooper; and

      (c)   the Chairman will not have a casting vote.

 4.5    Alternate Directors

      Each Director may appoint an alternate Director.

 4.6    Board meetings

      The parties agree that:

      (a)   at least 4 meetings of the Board will take place each Financial
            Year;

      (b) additional Board meetings will be convened at the written request of any Shareholder;

      (c) meetings of the Board, other than those conducted as described in paragraph (d), will be located in Sydney;

      (d) Board meetings may be conducted by telephone conference, video conference or any similar means of audio or audio-visual communication;

      (e) at least 3 Business Days prior written notice of Board meetings together with an agenda must be given to all Directors, unless otherwise unanimously agreed by the Directors;

      (f) the agenda for Board meetings must be determined by the Chairman, except for Board meetings convened at the request of a Shareholder where the agenda may be determined by that Shareholder; and

      (g) no resolution of the Board can be passed in respect of any matter of which notice was not given in the agenda for that meeting, unless otherwise unanimously agreed by all of the Directors.

 4.7    Directors' fees and expenses

      Unless the Shareholders otherwise determine by Unanimous Vote:

      (a)   no Director will be paid director's fees; and

      (b) Directors will not be reimbursed for expenses incurred by the Director in attending Board meetings.

 4.8    Quorum

      A quorum for meetings of the Board will be constituted by the attendance (in person or by alternate) of:

      (a) the nominee Directors appointed by Shareholders holding more than 50% of the Shares on issue; and

      (b)   a minimum of two Directors.

 4.9    Quorum not present

      If a quorum is not present within 30 minutes of the time specified for a meeting of the Board the meeting will be adjourned to a date and time 7 days after the original time of the meeting and at the same place as the original meeting by written notice to all Directors. If a quorum is not present at the adjournment of the meeting, the meeting lapses.

 4.10   Subsidiaries

      The parties agree that the maximum number of directors of each subsidiary will be four. Each Shareholder may appoint two directors to each subsidiary and require the removal or substitution of any director so appointed.


 5.     DECISION MAKING

 5.1    Powers of the Board

      Except as otherwise specified in this agreement, the articles of association of the Company or the Corporations Law, the Board will have full power to direct the activities of the Company.

 5.2    Voting generally

      Except as otherwise specified in this agreement, the articles of association of the Company or the Corporations Law, all decisions of the Shareholders and all decisions of the Board will be made by Simple Majority Vote.

 5.3    Shareholder decisions by Unanimous Vote

      The parties agree that the following decisions can be made only by a Unanimous Vote of the Shareholders:

      (a) amendment to the memorandum or articles of association of the Company;

      (b)   winding up the Company;

      (c) reorganisation, reclassification, reconstruction, consolidation or subdivision of the capital of the Company or the creation of any different class of securities in the capital of the Company;

      (d) any buyback, redemption, reduction or cancellation of shares or share capital;

      (e)   any change to the dividend and distribution policy of the Company;

      (f) the issue or allotment of any bonus Shares in the capital of the Company; or

      (g) offering any securities in the capital of the Company for subscription.


 5.4    Board decisions by Unanimous Vote

      The parties agree that the following decisions can be made only by a Unanimous Vote of the Board:

      (a)   approval or amendment of the Budget;

      (b)   approval or amendment of the Business Plan;

      (c) the purchase or agreement to the purchase by the Company of any asset or the making of any investment with a value of $250,000 or more or a commitment to purchase in any one year a number of assets or make a number of investments with an aggregate value of $1,000,000 or more;

      (d) the sale or agreement to the sale of the major undertaking of the Company including any asset with a value of $500,000 or more or a commitment to sell in any one year a number of assets with an aggregate value of $2,000,000 or more;

      (e) the Company entering into, amending or terminating any long term contract or a contract with a value (taking account of gross payments or receipts over the life of the contract) of $250,000 or more;

      (f) entering into, overriding or terminating any agreement between the Company, and any Shareholder or an associate of a Shareholder;

      (g) any change in strategic direction of the Company or the commencement by the Company of any new business other than the Business;

      (h)   the appointment or removal of the auditors of the Company;


      (i) the delegation of any power of any board of the Company including, without limitation, delegations to the Chief Executive Officer and the establishment by the Board of a committee;

      (j)   the Company entering into any arrangement to borrow money;

      (k) entering into any arrangement to give any guarantee, mortgage, charge or other security over the assets of the Company; or

      (l) the incorporation or establishment of any subsidiaries of the Company.


 6.     MANAGEMENT

 6.1    Day to day control

      Subject to clause 5 (Decision making), the Business will be managed on a day to day basis by the Chief Executive Officer in accordance with the Business Plan and Budget, who will report and be responsible to the Board for the activities and operations of the Business.

 6.2    Chief Executive Officer

      The Chief Executive Officer will be appointed by the Board by Unanimous Vote and may only be removed by the Board by Unanimous Vote.


 7.     BUSINESS PLAN, BUDGET AND FINANCIAL REPORTS

 7.1    Business Plan

      The Business Plan for the period from the date of execution of this agreement to 30 June 1999 will be put before the Board within two months of the date of execution of this agreement. The parties must review the Business Plan on an annual basis at the same time as the Budget. The parties must procure that the management of the Company implements the Business Plan.

 7.2    Budget

      The Budget for the period from the date of execution of this agreement to 30 June 1999 will be put before the Board within two months of the date of execution of this agreement. The parties will procure that for each subsequent Financial Year, the Board considers and adopts a Budget (including budgeted capital expenditure) in accordance with the following procedure:

      (a) at least 3 months before the relevant Financial Year, the Chief Executive Officer must submit to the Board a draft Budget;

      (b) the Board must consider and seek to approve the Budget (with or without amendments) by Unanimous Vote before the commencement of the relevant Financial Year.

      If the Board fails to adopt a Budget before the commencement of any Financial Year, the parties agree that the Budget from the previous Financial Year will continue to apply until the Board adopts a new Budget.

 7.3    Reporting

      The Chief Executive Officer must provide the Board with sufficient management and financial information and reports to allow the Directors to monitor the conduct of the Business, including:

      (a) monthly management and financial reports incorporating an unaudited profit and loss statement, cash flow statement and balance sheet;

      (b)   within three months after the end of each Financial Year:

            (i) a profit and loss statement and cash flow statement for that Financial Year;

            (ii) a balance sheet as at the end of that Financial Year, audited by the Company's auditors; and

      (c) any other reports or statements that the Board may reasonably require.


 8.     ACCOUNTS AND AUDIT

 8.1    Account and records

      The Chief Executive Officer must ensure that the accounts, records and accounting information of the Company are:

      (a) maintained in accordance with the Corporations Law and all other applicable laws;

      (b)   reviewed every six months by the Company's auditor;

      (c)   audited annually by the Company's auditor; and

      (d) reflect generally accepted accounting principles, procedures and practices in Australia which have been consistently applied.

 8.2    Access to records

      Each Shareholder is entitled to full access during normal business hours and at its own cost to inspect all the books, accounts and records of the Company. Access may be exercised through an employee of, or consultant or adviser to, the Shareholder, subject to the requirements of confidentiality set out in clause 18 (Rights to information).

 8.3    Audit committee

      The Shareholders agree to procure that the Board establishes an audit committee with appropriate terms of reference.


 9.     DIVIDEND POLICY

 9.1 The parties must procure that the Board adopts a policy of distributing to the parties, all distributable profits of the Company generated by the operations of the Business, consistent with prudent financial management and having regard to the Business Plan, the taxation, working capital, banking covenants and operational requirements of the Company and the terms of all loan agreements under which the Company has borrowed.

 9.2 FAI warrants to FHS that the consolidated earnings before interest and income tax for the Company and FFC NZ for the Financial Year ending 30 June 1998 will be at least $5,500,000.

 10.    COMPANY DEBT

 10.1   FHS must use its reasonable endeavours on its part to:

      (a) procure the passing of a special resolution by the Company for the purposes of section 205(10) of the Corporations Law that approves the granting by the Company and FFC NZ of security (in the form of a charge acceptable to FAI and General acting reasonably) to FAI and General in respect of all debts owed by the Company and FFC NZ to FAI and General ('Charges');

      (b) undertake all other necessary procedures under section 205(10) of the Corporations Law to permit the granting of the Charges within 3 months of the date of this agreement; and

      (c) procure the granting of the Charges within 3 months of the date of this agreement.

10.2    FAI and FHS must use their reasonable endeavours:

      (a) to procure the refinancing of the loans owed by the Company to FAI and General as soon as possible after the date of this agreement; and

      (b)   to refinance the Subordinated Loan (as defined under the RPA).


11.     PREFERRED LENDER

      FHS agrees to use all reasonable efforts to ensure that the Company will be the preferred lender to transactions entered into by FHS's distributors and agrees to use its reasonable endeavours to ensure that the Company will be the preferred lender to transactions entered into by Home Security International, Inc's distributors and those of its related bodies corporate where the Company carries on business from time to time.


12.     WESTPAC RECEIVABLES PURCHASE AGREEMENT

12.1 FAI agrees to use its reasonable endeavours to facilitate an increase in the Purchase Limit (as defined in the RPA) from $30,000,000 to $60,000,000.

12.2 FAI agrees to assist FFC NZ to enter into a facility agreement with Westpac on equivalent terms to the RPA, but with a Purchase Limit (as defined in the RPA) of $30,000,000.

12.3 FAI and FHS agree to use their reasonable endeavours to release General from its obligations, representations and warranties under the RPA, either by negotiation with Westpac or by entering into a facility on terms similar to the RPA with another party but without an obligation on any party other than the Company to provide ongoing representations or warranties to the purchaser.

12.4  Subject to this agreement, FAI agrees to provide:

      (a) on behalf of General, a Subordinated Loan (as defined under the RPA) to Westpac for the purposes of clause 2.2 of the RPA; and

      (b) a subordinated loan to Westpac under any equivalent clause contained in a facility to be entered with FFC NZ, as contemplated by clause 12.2,

      up to a maximum of $20,000,000 in aggregate for a maximum period of six years from the date of this agreement.

12.5 FAI and FHS must use their reasonable endeavours to refinance the Subordinated Loan (as defined under the RPA) as soon as possible after the date of this agreement.


13.   TRANSFER OF SHARES

13.1  Transfers

      A Shareholder must not sell or transfer any legal or beneficial interest in its Shares except:

      (a) in accordance with clause 14 (Change in effective control of a shareholder), clause 16 (Compulsory offer), clause 22 (Default) or clause 33 (Call Option);

      (b)  with the written approval of all Shareholders; or

      (c) to a body corporate that is a wholly owned subsidiary of that Shareholder.

13.2  Encumbrances

      A Shareholder must not provide its Shares as security or create any encumbrance over them in favour of any person, except one to the other or to a Related Body Corporate or with the written approval of all other Shareholders.

13.3  Restrictions on transfers

      A Shareholder must not transfer any legal or beneficial interest in its Shares if the transfer would breach or be an event of default under any provision of the Company's lending facilities. Each Shareholder indemnifies and holds harmless all other Shareholders from and against any claims, damages, expenses (including legal costs on a solicitor and own client basis) or losses of any kind whatever arising out of a breach of this clause 13.3.


14.   CHANGE IN EFFECTIVE CONTROL OF A SHAREHOLDER

14.1  Meaning of change in effective control

      In this clause 14 (Change in effective control of a Shareholder), a change in the effective control of a Shareholder occurs if:

      (a) any single person who held directly or indirectly more than 50% of the issued capital of that Shareholder on the date that the Shareholder first became a Shareholder, ceases to hold the beneficial interest in at least 50% of the issued capital;

      (b) any person who on the date that the Shareholder first become a Shareholder was not entitled to more than 50% of the issued share capital of the Shareholder, becomes entitled to more than 50% of the issued share capital of the Shareholder;

      (c) Rodney Adler ceases to be the Chief Executive Officer of FAI before the fourth anniversary of the date of this agreement; or

      (d) Bradley Cooper ceases to be the Chief Executive Officer of Home Security International, Inc before the fourth anniversary of the date of this agreement,

      In this clause, 'entitled' has the meaning given by section 609 of the Corporations Law.

14.2  Change in Effective Control of FAI

      If the effective control of FAI changes, FHS may declare that there has been a Deadlock and, for the purposes of clause 17.2, such a declaration will be deemed to constitute a Deadlock that has arisen under clause 17.1(a) occurring 30 days after service of the declaration on FAI.

14.3  Change in Effective Control of FHS

      If the effective control of FHS changes, FAI may declare that there has been a Deadlock and, for the purposes of clause 17.3, such a declaration will be deemed to constitute a Deadlock that has arisen under clause 17.1(a) occurring 30 days after service of the declaration on FHS.


 15.  DEED OF ACCESSION

      The Shareholders must procure that the Board does not register a person (who at the time of registration is not a Shareholder) as a Shareholder whether pursuant to:

      (a)  an issue of additional Shares;

      (b)  a transfer of Shares; or

      (c)  otherwise,

      unless that person has first entered into a Deed of Accession in the form of schedule 2 agreeing to be bound by this agreement as a Shareholder of the Company.

 16.   COMPULSORY OFFER

 16.1  Controlling Shareholder

       If at any time ('Relevant Time') a party ('Controlling Shareholder') becomes entitled to 70% or more of the issued Shares in the Company, the Controlling Shareholder must:

       (a)  immediately notify the Board in writing; and

       (b) offer to acquire all of the issued Shares in the Company held by the other Shareholders on the terms set out in this clause 16 (Compulsory offer).

       In this clause, 'entitled' has the meaning given by section 609 of the Corporations Law.

 16.2  Independent valuation

       On receiving notification under clause 16.1(a) (Controlling Shareholder) or otherwise becoming aware that a party has become a Controlling Shareholder, the parties must cause the Board to:

       (a)  immediately notify all other Shareholders in writing; and

       (b) comply with the requirements of Schedule 3 (Independent valuation) to obtain an independent valuation of the Shares no later than 2 months after the Relevant Time.

       Immediately on receiving the independent valuation, the Board must provide a copy to the Controlling Shareholder and all other Shareholders.

 16.3  Offer

       The offer must be made by the Controlling Shareholder on or before the later of:

       (a)  3 months after the Relevant Time; and

       (b) 1 month after receiving a copy of the independent valuation from the Board,

       and on the following terms:

       (i) the offer must be in writing and must remain open for at least 1 month;

       (ii) the consideration payable for the Shares must be paid in cash within 14 days of acceptance of the offer; and

     (iii) the consideration per Share must be equal to the value of the Shares determined by the Independent Valuer in accordance with clause 16.2 (Independent valuation).

16.4 Completion

     The Controlling Shareholder must complete the acquisition of Shares under this clause in accordance with any acceptances received.


17.  DEADLOCK

17.1 When a Deadlock arises

     If :

     (a) at any time before the fourth anniversary of the date of this agreement:

          (i) the Directors are unable to agree on a matter with regard to the operation of the Company or the Business and are unable to resolve the disagreement within 30 days of it first arising; or

          (ii) a meeting of directors lapses for want of a quorum and no further meeting of directors is convened within 30 days of the lapsed meeting to deal with the matters set out in the agenda for the lapsed meeting; or

     (b) at any time on or after the fourth anniversary of the date of this agreement, either party elects in writing that this clause is to apply;

     then a deadlock will be presumed to have arisen between them ('Deadlock').

17.2 Deadlock under clause 17.1(a)

     If a Deadlock arises under clause 17.1(a), a period of 30 days must elapse during which FHS may elect to exercise its call option granted by FAI under clause 33. If FHS does not exercise its call option within 30 days, then the following clauses 17.4 to 17.8 apply and the Shares to be sold under those provisions will be sold on the terms set out in clauses 33.3, 33.4,
     33.5 and 33.6. If the purchaser is FHS and the provisions of clauses 12.3 and 12.5 have not been satisfied, then:

     (a) FAI must procure the continuation by General of the provision of the representations and warranties that it has provided under the RPA and must comply with clause 12.4, so that the Company may continue to utilise the RPA up to the Purchase Limit (as defined under the RPA) for a maximum of six years from the date of this agreement; and

     (b) FAI may appoint an independent auditor to review the accounts of the Company on a monthly basis. The cost of the auditor is to be born by the Company.

17.3  Deadlock under clause 17.1(b)

     If a Deadlock arises under clause 17.1(b), the following clause 17.4 to
     17.8 will apply. If the purchaser is FHS and the provisions of clauses
     12.3 and 12.5 have not been satisfied, then:

     (a) FAI must procure the continuation by General of the provision of the representations and warranties that it has provided under the RPA and must comply with clause 12.4, so that the Company may continue to utilise the RPA up to the level at that time of the Receivables Pool (as defined under the RPA) for a maximum of six years from the date of this agreement; and

     (b) FHS must procure that the Company does not issue any further Sales Notices (as defined under the RPA) under the RPA; and

     (c) FAI may appoint an independent auditor to review the accounts of the Company on a monthly basis. The cost of the auditor is to be born by the Company.

17.4  Notice

     Within the period of 31 to 60 days after a Deadlock arises a party ('Offeror') may serve notice on the other party ('Recipient') making an unconditional and irrevocable offer to sell all of the Offeror's Shares to the Recipient at a cash price per Share specified by the Offeror in that notice.

17.5  Acceptance or rejection of Offer

     Within 30 days after the date of service of the notice by the Offeror ('Notice Period') the Recipient must elect to accept or reject the offer made by the Offeror.

17.6  Obligation to sell

     If the Recipient rejects or fails to accept the offer made by the Offeror within the Notice Period the Recipient must sell all of the Shares held by it to the Offeror unconditionally and at the same cash price per Share specified in the offer made by the Offeror.

17.7  Completion of transfer

     Completion of the transfer of Shares will take place at 10.00am on the 14th day after the expiration of the Notice Period at the Company's registered office. At completion the selling party must deliver to and in favour of the purchasing party duly executed transfers of the selling party's Shares together with the certificate(s) for those Shares and, subject to clause 17.2, the purchasing party must deliver to the selling party a bank cheque for the purchase price.

17.8  Two offers on the same day

      If both parties make offers under clause 17.4, the first in point of time to be served on the other will be deemed to be the only valid offer for the purpose of clause 17.4.


18.   RIGHTS TO INFORMATION

18.1  Rights to information

      Subject to clause 18.2 (Confidentiality) the parties agree that each Shareholder is entitled to copies of any information in relation to the Business received by the Director nominated by that Shareholder ('Shareholder Information').

18.2  Confidentiality

      The parties agree that the Shareholder Information is confidential and each Shareholder must:

      (a)   keep confidential the Shareholder Information;

      (b) use the Shareholder Information solely in relation to or in the best interests of the Business; and

      (c) disclose the Shareholder Information only to those of its employees, advisors, related bodies corporate and shareholders who have a need to know (and only to the extent each has a need to know) and who are aware and agree that the Shareholder Information must be kept confidential.

18.3  Exceptions

      The obligations of confidentiality under this agreement do not extend to information that (whether before or after this agreement is executed):

      (a) is disclosed to a party under this agreement, but at the time of disclosure is rightly known to that party and not subject to an obligation of confidentiality on that party;

      (b) at the time of disclosure is within the public domain or after disclosure comes into the public domain other than by a breach or breaches of any obligation under this clause 18 (Rights to information); or

      (c) is required by law or the rules of any securities exchange (whether in Australia or elsewhere) to be disclosed and the party required to make the disclosure ensures that information is disclosed only to the extent required.


19.   TERMINATION

19.1  Termination

      This agreement will terminate:

      (a)   by agreement of all Shareholders;

      (b) in respect of a Shareholder when it does not hold any Shares except in the case of FAI where the provisions of clauses 12.3 and 12.5 have not been satisfied;

      (c) if the Company is wound up by resolution of Shareholders or an order of a Court; or

      (d)   if the Company is listed on ASX.

19.2  Without prejudice

      Termination of this agreement under clause 19.1 (Termination) will be without prejudice to any accrued rights of the parties.

19.3  Continuing obligations

      Each party agrees after termination of this agreement, the obligations under clause 18 (Rights to information) will remain in force.


20.   DEFAULT

20.1  Events of default

      An event of default occurs in relation to a party if:

      (a)   the party breaches any provision of this agreement and:

            (i) does not remedy that breach within 30 days after receiving a notice of that breach from another party requesting the breach to be remedied; or

            (ii)  the breach is incapable of being remedied; or

      (b)  the party has:

            (i) a petition presented against it (that is not discharged or withdrawn within 10 Business Days of its presentation), an order made, a resolution passed or a meeting summoned or convened to consider a resolution for its winding up;

            (ii) a receiver appointed over its assets or undertaking or any part of them;

            (iii) any execution or other process of any Court or authority issued against or levied upon any of its assets in any amount in excess of 10% of its shareholders funds and that execution or process is not discharged or withdrawn within 60 Business Days of the date of issue;

            (iv) ceased to pay its debts or suspended payment generally or would cease or threaten to cease to carry on its business or become insolvent or become or be unable to pay its debts within the meaning of section 460 of the Corporations Law, as and when they become due

            (v) an administrator, trustee, voluntary administrator, liquidator or provisional liquidator appointed for all or any part of its assets or undertaking; or

            (vi) entered into or resolved to enter into an arrangement, composition or compromise with or assignment for the benefit of its creditors generally or any class of creditors or proceedings are commenced to sanction such an arrangement, composition or compromise other than for the purposes of a bona fide scheme of solvent reconstruction or amalgamation.

 20.2  Consequence of default

      If any event of default occurs in relation to a party ('Defaulting Party'), at the election of any other party by giving written notice to all parties:

      (a) all rights attaching to Shares held by the Defaulting Party will be suspended until the default is remedied (and, if the default is not capable of remedy, will be suspended indefinitely); and

      (b) the Defaulting Party will be deemed to have notified the Board that it wishes to transfer the Shares held by it at the value of the Shares as determined by an Independent Valuer in accordance with schedule 3 (Independent valuation).

20.3  Independent valuation

      Within 10 Business Days of receiving notice from a party that an event of default has occurred in relation to the Defaulting Party, the Board must comply with the requirements of schedule 3 (Independent valuation) to obtain an independent valuation of the Shares held by the Defaulting Party.

20.4  Right of first refusal

      On receiving the determination by the Independent Valuer of the independent valuation of the Shares, the Board must offer the Shares held by the Defaulting Party to all other Shareholders at a price equal the independent valuation of the Shares

20.5  Other remedies

      Clause 20.2 (Consequence of default) is in addition to and not to the exclusion of any other rights or remedies that the other parties may have against a Defaulting Party.

21.   ACKNOWLEDGEMENT AND WARRANTIES

21.1  Representations & warranties

      Each party represents and warrants to the others that:

      (a) (incorporation) it is a company duly incorporated and validly existing under the laws of the country of its incorporation;

      (b) (corporate power) it has the corporate power to enter into and perform its obligations under this agreement and to carry out the transaction contemplated in this agreement;

      (c) (corporate action) it has taken all necessary corporate action to authorise the entry into and performance of this agreement and to carry out the transaction contemplated by this agreement;

      (d) (binding obligation) this document is its valid and binding obligation; and

      (e) (no contravention) neither the execution and performance by it of this agreement nor any transaction contemplated under this agreement will violate in any respect any provision of:

            (i)  its constituent documents; or

            (ii) any other document, agreement or other arrangement binding upon it or its assets.

21.2  Disclaimer

      Each party acknowledges that:

      (a) it has relied on its own enquiries in respect of all matters relating to this agreement and has not relied on any representation, warranty, condition or statement made by or on behalf of any other party other than as set out in this agreement;

      (b) any conditions or warranties which may otherwise be implied by law into this agreement are expressly excluded to the extent permitted by law; and

      (c) each party releases the other party from all actions, claims, demands and liability which it may have or claim to have, or but for this release, it might have had against the other party arising out of any representation, warranty, covenant or provision not set out or referred to in this agreement.


 22.  CONFLICT WITH MEMORANDUM AND ARTICLES

      If there is any conflict between the provision of this agreement and the memorandum and articles of association of the Company, the provisions of this agreement prevail. On receipt of a written request from any party, all parties must take all necessary steps to amend any inconsistency in the memorandum or articles of association of the Company.

 23.  RELATIONSHIP BETWEEN PARTIES

      Nothing contained or implied in this agreement will create or constitute, or be deemed to create or constitute, a partnership between the parties for the purposes of any law of any jurisdiction. A party shall not act, represent or hold itself out as having authority to act as the agent of or in any way bind or commit the other party to any obligation.


 24.  FURTHER ACTION

24.1  Each party must:

      (a) use reasonable efforts to do all things necessary or desirable to give full effect to this agreement; and

      (b) refrain from doing anything that might hinder performance of this agreement.


 25.  COSTS

      Each party must bear its own costs for the preparation and execution of this agreement.


 26.  ASSIGNMENT

      A party must not assign or otherwise deal with this agreement or any right under this agreement without the prior written consent of the other party.


 27.  WAIVER

      The failure of a party at any time to require performance of any obligation under this agreement is not a waiver of that party's right:

      (a) to insist on performance of, or claim damages for breach of, that obligation unless that party acknowledges in writing that the failure is a waiver; and

      (b) at any other time to require performance of that or any other obligation under this agreement.


 28.  GOVERNING LAW AND JURISDICTION

28.1  This agreement is governed by the law applicable in New South Wales.

28.2 Each party submits to the non-exclusive jurisdiction of the courts of New South Wales.


 29.  NOTICE

29.1 A party giving notice or notifying under this agreement must do so in writing:

      (a) directed to the recipient's address specified in this clause, as varied by any notice; and

      (b)   hand delivered or sent by prepaid post or facsimile to that address.

      The parties' addresses and facsimile numbers are:

      FAI Insurances Limited

      Attention:  Chris MacDonnell

      Address:  333 Kent Street, Sydney, NSW 2000

      Facsimile No:  9274-9900

      FAI Home Security Pty Limited

      Attention:  Mark Whitaker

      Address:  Level 7, 77 Pacific Highway,
                  North Sydney, NSW

      Facsimile No:  9936 2355

      or such other address as may from time to time be notified by one party to the other.

29.2  A notice given in accordance with clause 29.1 is taken to be received:

      (a)   if hand delivered, on delivery;

      (b)   if sent by prepaid post, 3 days after the date of posting; or

      (c) if sent by facsimile, when the sender's facsimile system generates a message confirming successful transmission of the total number of pages of the notice unless, within eight Business Hours after that transmission, the recipient informs the sender that it has not received the entire notice.


 30.  SEVERABILITY

30.1 The parties agree that a construction of this agreement that results in all provisions being enforceable is to be preferred to a construction that does not so result.

30.2 If, despite the application of clause 30.1, a provision of this agreement is illegal or unenforceable:

      (a) if the provision would not be illegal or unenforceable if a word or words were omitted, that word or those words are severed; and



      (b) in any other case, the whole provision is severed, and the remainder of this agreement continues in force.

31.  ALTERATION

     This agreement  may be altered only in writing signed by each party.


32.  ATTORNEYS

     Where this agreement is executed on behalf of a party by an attorney, that attorney by executing declares and warrants that the attorney has been duly appointed and has no notice of the revocation of the power of attorney under the authority of which the attorney executes the agreement on behalf of that party.


33.  CALL OPTION

33.1 FAI grants FHS an option ('Option') to acquire the Shares held by FAI on the following terms:

     (a) the purchase price ('Purchase Price') will be $10,750,000 subject to adjustment under paragraph (b) below and payable in accordance with clauses 33.3, 33.4 and 33.5;

     (b) either the retained profits of the Company must be paid as a dividend immediately prior to the sale, or the Purchase Price will be increased by 50% of retained profits of the Company;

     (c) the Option may be exercised at any time before the fourth anniversary of the date of this agreement by FHS providing written notice to FAI;

33.2 If at the time the Option is exercised by FHS, General has not been released from its obligations, representations and warranties as contemplated under clause 12.3, and/or the Subordinated Loan has not been refinanced as contemplated under clause 12.5, then:

     (a) FAI must procure the continuation by General of the provision of the representations and warranties that it has provided under the RPA and must comply with clause 12.4, so that the Company may continue to utilise the RPA up to the Purchase Limit (as defined under the RPA) for a maximum of six years from the date of this agreement; and

     (b)  and at FAI's option, either:

          (i) the Directors nominated by FAI may continue in office, be removed or be replaced by FAI; or

          (ii) FAI may, at its cost, appoint an independent auditor to review the accounts of the Company on a monthly basis.

33.3 The Purchase Price will be payable as follows:

     Payment Dates                                  Payment Amounts
     -----------------------------------------------------------------
     On exercise or date of agreement arising    10% of Purchase Price
     under clause 17 ('Event')
     -----------------------------------------------------------------
     First anniversary of Event                  15% of Purchase Price
     -----------------------------------------------------------------
     Second anniversary of Event                 20% of Purchase Price
     -----------------------------------------------------------------
     Third anniversary of Event                  25% of Purchase Price
     -----------------------------------------------------------------
     Fourth anniversary of Event                 30% of Purchase Price
     -----------------------------------------------------------------


33.4 Interest will be payable monthly in arrears on the outstanding balance of the Purchase Price at the rate for Australian Government four year bonds plus 150 basis points.

33.5 The outstanding balance will be secured by a mortgage over the Shares acquired by the buyer granted by the buyer to the seller on terms satisfactory to the seller, acting reasonably.

33.6 If the option is exercised or this clause applies by virtue of clause 17.2, then, unless otherwise agreed, the Trade Mark Licence will terminate on the third anniversary of the date of exercise of the Option or completion of the transfer of shares under clause 17.7 (as the case may be).

34.  INDEPENDENT AUDITOR

     If an auditor is appointed in accordance with clause 14, 17 or 33 of this agreement:

     (a) FHS must procure that FAI is provided with a copy of each document the Company provides to Westpac pursuant to the RPA, within two business days following its provision to Westpac.

     (b) FHS must procure that a copy of the latest audit scope referred to in Clause 8.1(u)(ii)(B) of the RPA is provided to FAI within five business days of FAI providing written notice to FHS that an auditor has been appointed.

     (c) FHS must procure the Company to instruct the auditor to provide an unqualified opinion as to whether:

          (i) the Company's systems and operating procedures are adequate to enable the Company to comply with its material obligations under the Transaction Documents (as defined under the RPA); and

          (ii) in accordance with the audit scope agreed by Westpac and the Company from time to time, the Company has complied with its material obligations under the Transaction Documents.

     (d)  If the auditor issues a qualified opinion:

          (i) a copy of the report must be provided to FHS within 7 days ('Report');

          (ii) FHS must prepare a response to the report within 7 days ('Response');

          (iii) the parties must then negotiate in good faith to resolve any differences between them;

          (iv) if the differences cannot be resolved within 7 days of the receipt of the Response, the matter will be referred to an independent accountant to opine on the Report and Response as to whether there is compliance with the Company's material obligations under the Transaction Documents;

          (v) the cost of the independent accountant will be borne by the Company;

          (vi) the independent accountant will act as an expert and not an arbitrator and his decision will be final and binding on the parties;

     (e) If there is any material failure by the Company or FHS to comply with the audit scope, systems or operating procedures as determined or approved by Westpac as at the date of Westpac's last review, FAI may direct the Company and FHS to comply with those requirements. If there is no such compliance within 30 days of the direction, the Company must not issue any further Sales Notices (as defined under the RPA.) pursuant to the terms of the RPA.

35.  INTERPRETATION

     In this agreement, unless the contrary intention appears:

     (a) headings are for ease of reference only and do not affect the meaning of this agreement;

     (b) the singular includes the plural and vice versa and words importing a gender include other genders;

     (c) other grammatical forms of defined words or expressions have corresponding meanings;

     (d) a reference to a clause, paragraph, schedule or annexure is a reference to a clause or paragraph of or schedule or annexure to this agreement and a reference to this agreement includes any schedules and annexures;

     (e) a reference to a document or agreement, including this agreement, includes a reference to that document or agreement as novated, altered or replaced from time to time;

     (f) a reference to 'A$', '$A', 'dollar' or '$' is a reference to Australian currency;

     (g) a reference to a specific time for the performance of an obligation is a reference to that time in the State, Territory or other place where that obligation is to be performed;

     (h) a reference to a party includes its executors, administrators, successors and permitted assigns;

     (i) words and expressions importing natural persons include partnerships, bodies corporate, associations, governments and governmental and local authorities and agencies; and

     (j) a reference to any legislation or statutory instrument or regulation is construed in accordance with the Acts Interpretation Act 1901 (Cth) or the equivalent State legislation, as applicable.

     (k) words and expressions defined in the Corporations Law as at the date of this agreement have the meanings given to them in the Corporations Law at that date;

  EXECUTED as an agreement.

SIGNED for and on behalf of FAI               )   FAI Insurances Limited by its Attorney who
INSURANCES LIMITED by being its duly          )   states that at the time of executing this instrument
constituted Attorney in the presence of       )   the Attorney has not notice of the revocation of
                                              )   the Power of Attorney dated 1997 under the
                                              )   authority of which the Attorney has executed
                                              ]   this agreement

Signature of witness                              Attorney


Name of witness (print)

SIGNED for and on behalf of FAI HOME          )   FAI Home Security Pty Limited by its Attorney
SECURITY PTY LIMITED by being its duly        )   who states that at the time of executing this
constituted attorney in the presence of       )   instrument the Attorney has not notice of the
                                              )   revocation of the Power of Attorney dated
                                              )   1997 under the authority of which the
                                              ]   Attorney has executed this agreement


Signature of witness

                                                                          Attorney
Name of witness (print)

                                   SCHEDULE 1

                     ARTICLES OF ASSOCIATION OF THE COMPANY


1.   PRELIMINARY

1.1  In these Articles:

     'Alternate Director' means a person appointed as an alternate director under Article 61;

     'Articles' means the articles of association of the Company as amended from time to time;

     'Auditor' means the Company's auditor, if any;

     'Board' means the board of Directors of the Company;

     'business day' has the same meaning as in the Corporations Law;

     'Company' means FAI Finance Corporation Pty Limited ACN 053 262 561;

     'Director' includes any person occupying the position of director of the Company and, where appropriate, includes an Alternate Director;

     'Directors' means all or some of the Directors acting as a board;

     'dividend' includes bonus;

     'Executive Director' means a person appointed as an executive director under Article 68.1;

     'Managing Director' means a person appointed as managing director under
     Article 68.1;

     'Member' means a person entered in the Register or any branch register as the holder of shares;

     'Office' means the Company's registered office;

     'Register' means the register of Members of the Company;

     'registered address' means the last known address of a Member as noted in the Register;

     'Representative' means a person authorised by a Member to act as its representative under Article 48.1;

     'Seal' means the Company's common seal;

     'Secretary' means any person appointed by the Directors to occupy the position of a secretary of the Company;

     'Shareholders Agreement' means the Shareholders agreement dated #1# between #2#;

     'Shareholder' means any person being the registered holder of shares;

     'shares' means shares in the capital of the Company;

     'Simple Majority Vote' means a vote or resolution passed by:

     (a) in the case of a vote or resolution of the Board, a majority of the Board; or

     (b) in the case of a vote or resolution of the Shareholders, those Shareholders who together hold more than 50% of the total voting rights of all Shareholders present and entitled to vote;

     'Unanimous Vote' means a vote or resolution passed by:

     (a) in the case of a vote or resolution of the Board, all members of the Board; or

     (b) in the case of a vote or resolution of Shareholders, all of the Shareholders.

1.2 In these Articles, unless the context otherwise requires, headings are for ease of reference only and do not affect the construction of these Articles.

1.3 Division 10 of Part 1.2 of the Corporations Law applies in relation to these Articles as if they were an instrument made under the Corporations Law as in force on the day when these Articles become binding on the Company.

1.4 An expression in an Article has the same meaning as in a provision of the Corporations Law that deals with the same matter as the Article, unless the contrary intention appears in these Articles.

1.5 The provisions of the Shareholders Agreement prevail over any inconsistent article and the Members agree that these Articles shall be amended to remove any inconsistency.

1.6 The regulations contained in Table A in Schedule 1 to the Corporations Law do not apply to the Company.


2.   PROPRIETARY COMPANY

     The Company is a proprietary company and accordingly:

     (a) the number of members of the Company (counting joint holders of shares as one person and not counting a person who is employed by the Company or any of its subsidiaries or a person who was, while so employed, and thereafter has continued to be, a member of the Company) is limited to 50;

     (b) any invitation to the public to subscribe for, and any offer to the public to accept subscriptions for, any shares in, or debentures of, the Company is prohibited; and

     (c) any invitation to the public to deposit money with, and any offer to the public to accept deposits of money with, the Company for fixed periods or payable at call, whether or not bearing interest, is prohibited.


3.   CAPITAL AND SHARES - RIGHTS

     Subject to these Articles, the Shareholders Agreement and to the terms of issue of shares, all shares in the capital of the Company attract the following rights, privileges and conditions:

     (a) the right to receive notice of and to attend and vote at all general meetings of the Company at one vote per share;

     (b)  the right to receive dividends;

     (c)  in a winding up or reduction of capital, the right:

          (i)     to repayment of the capital paid up on the share; and

          (ii) to participate in the distribution of the surplus assets (if any) of the Company.


4.   CAPITAL AND SHARES - ISSUE OF SHARES

4.1 Subject to these Articles and the Shareholders Agreement, all unissued shares are under the control of the Directors who may issue and allot, or dispose of, the shares to persons:

     (a)  on terms determined by the Directors; and

     (b)  at par or, subject to the Corporations Law, at a premium or discount.

4.2 Subject to the Corporations Law and the Shareholders Agreement, the Directors' power under Article 4.1 includes the power to issue options over unissued shares and the power to issue and allot preference shares that are, or at the option of the Company are, liable to be redeemed.

4.3 Subject to the Corporations Law and the Shareholders Agreement, the Directors may issue and allot shares with:

     (a) any preferential, deferred or special rights, privileges or conditions; or

     (b) any restrictions in regard to dividend, voting, return of capital or otherwise.


5.   CAPITAL AND SHARES - COMMISSION AND BROKERAGE

5.1 The Directors may exercise the power conferred by the Corporations Law to make payments by way of brokerage or commission in respect of subscriptions for shares in the Company.

5.2 Payments in accordance with this Article may be made in cash, by the allotment of shares, by the grant of options over shares, or by a combination of any of those methods, or otherwise.


6.   CAPITAL AND SHARES - TRUSTS NOT RECOGNISED

6.1 Except as required by law, the Company will not recognise any person as holding a share on trust and the Company will not recognise any equitable, contingent, future or partial interest or any other right in respect of a share except the registered holder's absolute right of ownership.

6.2 Subject to the other Articles, this Article 6 applies even if the Company has notice of the relevant trust, interest or right.


7.   CAPITAL AND SHARES - JOINT HOLDERS

7.1 If two or more persons are registered as the holders of a share, they are taken to hold the share as joint tenants with benefits of survivorship and the person whose name appears first on the Register is the only joint holder entitled to receive notices from the Company.

7.2 Any one of the joint holders of a share may give effectual receipts for any dividend or return of capital payable to the joint holders.


8.   CAPITAL AND SHARES - RIGHT TO CERTIFICATE

8.1 Subject to the conditions of allotment of any shares or any class of shares:

     (a) every Member is entitled free of charge to one certificate for all shares registered in its name; and

     (b) a Member may request several certificates in reasonable denominations for different portions of its holding.

8.2 Subject to the conditions of allotment of any shares or any class of shares, joint holders are entitled to a single certificate in their joint names in respect of each portion of their holding. The certificate will be sent to the joint holder whose name appears first in the Register.

8.3 The Company must issue a replacement certificate for shares in accordance with the Corporations Law if:

      (a) the holder of the shares is entitled to a certificate for those shares;

      (b) satisfactory evidence has been received by the Company that the certificate for shares previously issued has been stolen, lost or destroyed and has not been pledged, charged, sold or otherwise disposed of; and

      (c) the Member has undertaken in writing to the Company to return the certificate to the Company if it is found or received by the Member.

8.4 Every certificate for shares must be issued and despatched in accordance with the Corporations Law.


9.    CAPITAL AND SHARES - REPLACEMENT OF CERTIFICATE

      The Directors may order worn out or defaced certificates to be cancelled and replaced by new certificates.


10.   CAPITAL AND SHARES - VARIATION OF CLASS RIGHTS

10.1 Subject to the Shareholders Agreement, the rights attached to any class of shares may, unless their terms of issue state otherwise, be varied:

      (a) with the written consent of the holders of 75% of the issued shares of the class; or

      (b) with the sanction of a special resolution passed at a separate general meeting of the holders of shares of the class.

10.2 The provisions of these Articles relating to general meetings apply, with necessary changes, to separate class meetings as if they were general meetings except that:

      (a) a quorum is two persons holding or representing by proxy at least one-third of the issued shares of the class or, if there is one holder of shares in a class, that person; and

      (b) any holder of shares of the class, present in person or by proxy, may demand a poll.

10.3 The rights conferred on the holders of shares which are not ordinary shares and which have preferential or other special rights will, unless otherwise expressly provided by their respective terms of issue, be taken to be varied by:

      (a)  the issue of more shares; or

      (b)   the conversion of securities to new securities,

      which rank equally with or in priority to those shares.


11.   CALLS

11.1 Subject to the terms on which partly paid shares are issued, the Directors may make calls on the holders of the shares for any money unpaid on them (whether on account of the nominal value of the shares or by way of premium on the shares or both).

11.2 A call is made when the resolution of the Directors authorising it is passed. The Directors may require it to be paid by instalments.

11.3 The Directors may revoke or postpone a call before its due date for payment.

11.4 At least 10 business days before the due date for payment of a call the Company must send to Members on whom the call is made a notice specifying:

      (a)  the amount of the call;

      (b)  the due date for payment; and

      (c)  the place for payment.

11.5 A Member to whom notice of a call is given in accordance with this Article 11 must pay to the Company the amount called in accordance with the notice.

11.6 Failure to send a notice of a call to any Member or the non-receipt of a notice by any Member does not invalidate the call.

11.7 Joint holders of shares are jointly and severally liable to pay all calls in respect of their shares.


12.   CALLS - INSTALMENTS

      Where the Directors require a call to be payable by instalments:

      (a) the amount of an instalment is payable as if it were a call made by the Directors and as if they had given notice of it; and

      (b) the consequences of late payment or non-payment of an instalment are the same as the consequences of late payment or non-payment of a call.


13.   CALLS - INTEREST AND EXPENSES ON CALLS

      If an amount called is not paid on or before the due date, the person liable to pay the amount must also pay:

      (a) interest on the amount from the due date to the time of actual payment at a rate determined by the Directors (not exceeding 20% per annum); and

      (b) all expenses incurred by the Company as a consequence of the non-payment,

      but the Directors may waive payment of the interest and expenses in whole or in part.


14.   CALLS - RECOVERY OF AMOUNTS DUE

      On the hearing of any action for the recovery of money due for any call, proof that:

      (a) the name of the person sued was, when the call was made, entered in the Register as a holder or the holder of shares in respect of which the call was made;

      (b) the resolution making the call is duly recorded in the Directors' minute book; and

      (c)   notice of the call was given to the person sued,

      will be conclusive evidence of the debt.


15.   CALLS - DIFFERENTIATION

      The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.


16.   CALLS - PAYMENT OF CALLS IN ADVANCE

16.1 The Directors may accept from a Member the whole or part of the amount unpaid on a share before the amount accepted has been called.

16.2  The Company may:

      (a) pay interest on any amount accepted, until the amount is payable under a call and at a rate (not exceeding 20% per annum) agreed between the Member and the Directors; and

      (b) subject to any contract between the Company and the Member, repay all or any of the amount accepted in excess of the amount called on the share.

16.3 Payment of an amount in advance of a call does not entitle the paying Member to any dividend, benefit or advantage, other than the payment of interest under this Article 16, to which the Member would not have been entitled if it had paid the amount when it became due.


17.   LIEN AND FORFEITURE - LIEN

17.1 The Company has a first and paramount lien on every partly paid share for all money:

      (a) due and unpaid to the Company at a fixed time, in respect of the share;

      (b) presently payable by the holder of the share, or the holder's estate, to the Company in respect of the share; or

      (c)   which the Company is required by law to pay in respect of the share.

17.2 The Company's lien extends to all dividends payable in respect of the share.

17.3 Unless the Directors determine otherwise, the registration of a transfer of a share operates as a waiver of the Company's lien on the share.

17.4 The Directors may declare a share to be wholly or partly exempt from a lien.


18.   LIEN AND FORFEITURE - LIEN SALE

      If:

      (a)   the Company has a lien on a share for money presently payable; and

      (b) the Company has given the Member who holds the share written notice demanding payment of the money,

      then 14 or more days after giving the notice, the Directors may sell the share in any manner determined by them.


19.   LIEN AND FORFEITURE - FORFEITURE NOTICE

19.1 The Directors may at any time after a call or instalment becomes payable and remains unpaid by a Member, serve a notice on the Member requiring the Member to pay:

      (a)   the unpaid amount;

      (b)   any interest that has accrued; and

      (c) all expenses incurred by the Company as a consequence of the non-payment.

19.2  The notice under Article 19.1 must:

      (a) specify a day (not earlier than 14 days after the date of the notice) on or before which the payment required by the notice must be made; and

      (b) state that if a Member does not comply with the notice, the shares in respect of which the call was made or instalment is payable will be liable to be forfeited.


20.   LIEN AND FORFEITURE - FORFEITURE

20.1 If a Member does not comply with a notice served under Article 19, then any or all of the shares in respect of which the notice was given may be forfeited pursuant to a resolution of the Directors.

20.2 Dividends declared and unpaid in respect of forfeited shares will also be forfeited.

20.3 On forfeiture, shares become the property of the Company and forfeited shares may be sold, disposed of, or cancelled on terms determined by the Directors.

20.4 The Directors may, at any time before a forfeited share is sold, disposed of or cancelled, annul the forfeiture of the share on conditions determined by them.

20.5  Promptly after a share has been forfeited:

      (a) notice of the forfeiture must be given to the Member in whose name the share was registered immediately before its forfeiture; and

      (b)   the forfeiture and its date must be noted in the Register.


21.   LIEN AND FORFEITURE - LIABILITY OF FORMER MEMBER

21.1 The interest of a person who held shares which are forfeited is extinguished but the former Member remains liable to pay:

      (a) all money (including interest and expenses) that was payable by the Member to the Company at the date of forfeiture in respect of the forfeited shares; and

      (b) interest from the date of forfeiture until payment at a rate determined by the Directors (not exceeding 20% per annum).

21.2 A former Member's liability to the Company ceases if and when the Company receives payment in full of all money (including interest and expenses) payable by the person in respect of the shares.


22.   LIEN AND FORFEITURE - SALE

22.1  The Company may:

      (a) receive the consideration (if any) given for a forfeited share on any sale or disposition of the share; and

      (b) execute a transfer of the share in favour of a person to whom the share is sold or disposed of.

22.2  The purchaser of the share:

      (a) is not bound to check the regularity of the sale or the application of the purchase price;

      (b)   obtains title to the share despite any irregularity in the sale; and

      (c) will not be subject to complaint or remedy by the former holder of the share in respect of the purchase.



22.3 A statement signed by a Director and the Secretary that the share has been regularly forfeited and sold or re-allotted, or regularly sold without forfeiture to enforce a lien, is conclusive evidence of the matters stated as against all persons claiming to be entitled to the share.

22.4 The net proceeds of any sale made to enforce a lien or on forfeiture must be applied by the Company in the following order:

      (a)   in payment of the costs of the sale;

      (b) in payment of all amounts secured by the lien or all money that was payable in respect of the forfeited share; and

      (c)   in payment of any surplus to the former Member whose share was sold.


23.   TRANSFER OF SHARES - TRANSFER

23.1  Shares may be transferred by:

      (a)   a written transfer instrument in any usual or common form; or

      (b)   any other form approved by the Directors.

23.2 A written transfer instrument referred to in Article 23.1 must be executed by or on behalf of the transferor and the transferee.

23.3 A transferor of shares remains the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the Register in respect of the shares. A transfer of shares does not pass the right to any dividends declared on the shares until such registration.


24.   TRANSFER OF SHARES - TRANSFER PROCEDURE

24.1  For a transfer of shares:

      (a) the written transfer instrument must be left at the Office or the office of the Company's share registrar;

      (b) the instrument must be accompanied by a certificate for the shares dealt with in the transfer, unless the Directors waive production of the certificate on receiving satisfactory evidence of the loss or destruction of the certificate; and

      (c) the Directors may require other evidence of the transferor's right to transfer the shares.

24.2 Subject to the powers vested in the Directors by these Articles and the Shareholders Agreement, the Company must register all registrable transfer forms and issue certificates without charge.


25.   TRANSFER OF SHARES - RIGHT TO REFUSE REGISTRATION

25.1 The Directors may only refuse to register any transfer of shares or other securities:

      (a) where the registration of the transfer would result in a contravention or failure to observe the provisions of a law of a State or Territory or of the Commonwealth;

      (b) where the Company has a lien on the shares or other securities the subject of the transfer;

      (c) where the transfer is in respect of a partly paid security in respect of which a call has been made and is unpaid;

      (d) where more than 3 persons are to be registered as joint holders except in the case of executors or trustees of a deceased shareholder;

      (e)   on which stamp duty is payable but unpaid; or

      (f)   as otherwise prohibited under the Shareholders Agreement.


26.   TRANSFER OF SHARES - PRE-EMPTIVE RIGHTS

      A Member is prohibited from disposing of any of its shares without complying with the provisions of the Shareholders Agreement.


27.   TRANSFER OF SHARES - CLOSURE OF REGISTER

      The transfer books and the Register may be closed for up to 30 days in each year.


28.   TRANSMISSION OF SHARES - TITLE ON DEATH

28.1 The legal personal representative of a deceased Member who was the sole holder of shares is the only person whom the Company will recognise as having any title to the deceased Member's shares.

28.2 If a deceased Member was a joint holder of shares, the other joint holder is the only person whom the Company will recognise as having any title to the deceased Member's shares.

28.3 The estate of the deceased Member will not be released from any liability to the Company in respect of the shares.

28.4 The Company may register a transfer to a transferee who dies before the transfer is registered.

29.  TRANSMISSION OF SHARES - TRANSMISSION

29.1 A person who becomes entitled to a share in consequence of the death or lunacy of a Member may, subject to producing to the Directors evidence of its entitlement which is satisfactory to the Directors, elect to:

     (a)  be registered as the holder of the share; or

     (b)  transfer the share to some other person nominated by it.

29.2 If the person who has become entitled to a share:

     (a) elects to be registered as the holder, then the person must deliver or send to the Company a written notice of election signed by it; or

     (b) elects to transfer the share, then the person must execute a transfer of the share.

29.3 An election to be registered as a holder of a share under Article 29.1(a) or a transfer of a share from a Member or deceased Member under this
     Article 29 is subject to the same limitations, restrictions and provisions of these Articles as would apply if the election were a transfer or the transfer were made by the Member or deceased Member itself.

29.4 A person who:

     (a)  has become entitled to a share by operation of law; and

     (b) has produced evidence of its entitlement which is satisfactory to the Directors,

     is entitled to the dividends and other rights of the registered holder of the share.

29.5 Where two or more persons are jointly entitled to any share in consequence of the death of the registered holder, they will be considered to be joint holders of the share.

29.6 Any person who is registered under this clause must indemnify the Company against all liabilities, costs, losses and expenses incurred by the Company as a result of registering the person.


30.  CHANGES TO SHARE CAPITAL - CHANGES TO SHARE CAPITAL

30.1 Subject to the Shareholders Agreement, the Company may by resolution:

     (a) increase its authorised share capital by creating new shares of the amount specified in the resolution;

     (b) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

     (c) convert, or provide for the conversion of, all or any of its fully paid shares into stock, or reconvert or provide for the reconversion of that stock into paid up shares of any denomination;

     (d) subdivide its shares or any of them into shares of smaller amount than its existing shares but so that, in the subdivision, the proportion between the amount paid and the amount (if any) unpaid on each share of a smaller amount is the same as it was in the case of the share from which the share of the smaller amount is derived; and

     (e) cancel shares that, at the date of the resolution, no person has taken or agreed to take or that have been forfeited, and reduce the amount of its share capital by the amount of the shares cancelled.

30.2 For the purpose of giving effect to a consolidation or subdivision of all or any of the share capital of the Company, the Directors may settle any difficulty which arises as they think expedient and in particular may:

     (a)  issue fractional certificates;

     (b) vest any fractions of shares in trustees on such trusts for the persons entitled to the fractions of shares as may seem expedient to the Directors; or

     (c) sell the shares representing the fractions for the best price reasonably obtainable to any person and distribute the net proceeds of sale (subject to retention by the Company of small amounts where the cost of distribution would be disproportionate to the amounts involved) in due proportion among those Members and, for such sale, any Director may execute an instrument of transfer of the shares to the purchaser.

30.3 Subject to the Corporations Law and the Shareholders Agreement, the Company may by special resolution reduce its share capital, any capital redemption reserve or any share premium account.

31.  CHANGES TO SHARE CAPITAL - NEW SHARES

     Subject to their terms of issue and these Articles, new shares are considered part of the original capital and are subject to these Articles.

32.  GENERAL MEETINGS - CONVENING GENERAL MEETING

     A general meeting may be convened at any time by the Directors or any Shareholder.


33.  GENERAL MEETINGS - NOTICE OF GENERAL MEETING

33.1 At least 21 days written notice (exclusive of the day on which the notice is served or taken to be served and of the day for which notice is given) must be given to Members of any general meeting at which a special resolution or a resolution that requires Unanimous Vote will be considered. At least 14 days written notice (exclusive of the day on which the notice is served or taken to be served and of the day for which notice is given) must be given to Members of all other general meetings.

33.2 A notice convening a general meeting must:

     (a)  specify the place, date and hour of the meeting; and

     (b) state the general nature of the business to be transacted at the meeting.

33.3 A notice of an annual general meeting need not state that the business to be transacted at the meeting includes:

     (a) the consideration of accounts and the reports of the directors and auditors;

     (b)  the election of directors in the place of those retiring; or

     (c)  the appointment and fixing of the remuneration of the Auditor.

33.4 The Directors may postpone or cancel any general meeting whenever they think fit (other than a meeting convened by a Shareholder under Article
     32). The Directors must give notice of the postponement or cancellation to all persons entitled to receive notices from the Company.


34.  PROCEEDINGS AT GENERAL MEETINGS - MEMBER

     In Articles 35, 36, 38 and 41, 'Member' includes a Member present in person or by proxy, attorney or Representative.


35.  PROCEEDINGS AT GENERAL MEETINGS - QUORUM

35.1 No business may be transacted at a general meeting unless a quorum of Members is present when the meeting proceeds to business.

35.2 A quorum for general meetings will require the attendance (in person, by representative, by proxy or by attorney) of at least 2 Shareholders.


36.  PROCEEDINGS AT GENERAL MEETINGS - CHAIRPERSON

36.1 The chairperson, or in the chairperson's absence the deputy chairperson, of Directors' meetings will be the chairperson at every general meeting.

36.2 If:

     (a)  there is no chairperson or deputy chairperson; or

     (b) neither the chairperson nor deputy chairperson is present within 15 minutes after the time appointed for holding the meeting; or

     (c) the chairperson and deputy chairperson are unwilling to act as chairperson of the meeting,

     the Members present may elect a chairperson.

36.3 If there is a dispute at a general meeting about a question of procedure, the chairperson may determine the question.


37.  PROCEEDINGS AT GENERAL MEETINGS - ADJOURNMENT

37.1 The chairperson of a meeting at which a quorum is present:

     (a) in his or her discretion may adjourn a meeting with the meeting's consent; and

     (b)  must adjourn a meeting if the meeting directs him or her to do so.

37.2 An adjourned meeting may take place at a different venue to the initial meeting.

37.3 The only business that can be transacted at an adjourned meeting is the unfinished business of the initial meeting.

37.4 If a general meeting has been adjourned for more than 21 days, at least 3 days written notice (exclusive of the day on which the notice is served or taken to be served and of the day for which notice is given) of the adjourned meeting must be given to Members.

38.  PROCEEDINGS AT GENERAL MEETINGS - DECISION OF QUESTIONS

38.1 Subject to the Corporations Law and the Shareholders Agreement, a resolution is carried if it is passed by Simple Majority Vote.

38.2 A resolution put to the vote of a meeting is decided on a show of hands unless a poll is demanded, before or on the declaration of the result of the show of hands, by:

     (a)  the chairperson;

     (b) any Member or Members who can vote not less than 5% of all votes held by Members who have the right to vote at the meeting; or

     (c) any Member or Members who can vote shares on which an amount has been paid up equal to not less than 5% of the total amount paid up on all shares conferring the right to vote at the meeting.

38.3 The demand for a poll may be withdrawn.


39.  PROCEEDINGS AT GENERAL MEETINGS - TAKING A POLL

39.1 A poll will be taken when and in the manner that the chairperson directs.

39.2 The result of the poll will be the resolution of the meeting at which the poll was demanded.

39.3 A poll demanded on the election of the chairperson or the adjournment of a meeting must be taken immediately.

39.4 After a poll has been demanded at a meeting, the meeting may continue for the transaction of business other than the question on which the poll was demanded.


40.  PROCEEDINGS AT GENERAL MEETINGS - WRITTEN RESOLUTIONS

40.1 Subject to the Corporations Law and the Shareholders Agreement, if all the Members have signed a document containing a statement that they are in favour of a resolution in terms set out in the document, then a resolution in those terms is taken to have been passed at a general meeting held on the day on which the document was last signed by a Member.

40.2 For the purposes of Article 40.1, two or more identical documents, each of which is signed by one or more Members, together constitute one document signed by those

     Members on the days on which they signed the separate documents.

40.3 Any document referred to in this Article may be in the form of a telex or facsimile transmission.


41.  VOTES OF MEMBERS - ENTITLEMENT TO VOTE

     Subject to these Articles and the Shareholders Agreement, and to any rights or restrictions attaching to any class of shares:

     (a)  every Member may vote;

     (b) subject to Article 44.2, on a show of hands every Member has one vote; and

     (c)  on a poll every Member has:

          (i)     one vote for each fully paid share; and

          (ii) voting rights pro rata to the amount of par value and any premium paid up on each partly paid share held by the Member.


42.  VOTES OF MEMBERS - UNPAID CALLS

     A Member is not entitled to vote or to be counted in a quorum unless all calls and other sums payable by the Member in respect of shares have been paid.


43.  VOTES OF MEMBERS - JOINT HOLDERS

     If two or more joint holders purport to vote, the vote of the joint holder whose name appears first in the Register will be accepted, to the exclusion of the other joint holder or holders.


44.  VOTES OF MEMBERS - VOTES BY PROXY

44.1 If a Member appoints one proxy, that proxy may vote on a show of hands.

44.2 If a Member appoints two proxies, neither proxy may vote on a show of hands.

44.3 A proxy may demand or join in demanding a poll.

45.  VOTES OF MEMBERS - INSTRUMENT APPOINTING PROXY

45.1 A natural person may appoint one or two proxies by a written appointment signed by the appointor or the appointor's attorney.

45.2 A corporation may appoint one or two proxies by a written appointment under the appointor's common seal or signed by a director, secretary or attorney of the appointor.

45.3 A proxy need not be a Member.

45.4 If a Member appoints two proxies, that appointment is of no effect unless each proxy is appointed to represent a specified proportion of the appointor's voting rights.

45.5 An appointment of a proxy must be in a form approved by the Directors.
     Schedule 1 sets out a form which will be taken to be approved by the Directors unless they resolve to use a different form.

45.6 A proxy may vote or abstain as he or she chooses except to the extent that an appointment of the proxy indicates the manner in which the proxy will vote on any resolution. The proxy must vote or abstain on a poll or show of hands in accordance with any instructions on the appointment.

45.7 A proxy's appointment is valid at an adjourned meeting.


46.  VOTES OF MEMBERS - LODGMENT OF PROXY

46.1 The written appointment of a proxy or attorney must be deposited at the Office, or another address nominated by the Company, not less than 48 hours (unless otherwise specified in the notice of meeting to which the proxy relates) before:

          (a) the time for holding the meeting or adjourned meeting at which the appointee proposes to vote; or

          (b)  the taking of a poll on which the appointee proposes to vote.

46.2 If the appointment purports to be executed under a power of attorney or other authority, then the original document, or an office copy or a notarially certified copy of it, must be deposited with the appointment.

46.3 A facsimile of a written appointment of a proxy is invalid.


47. VOTES OF MEMBERS - VALIDITY

     A vote cast in accordance with an appointment of proxy or power of attorney is valid even if before the vote was cast the appointor:

     (a)  died;

     (b)  became of unsound mind;

     (c)  revoked the proxy or power; or

     (d)  transferred the shares in respect of which the vote was cast,

     unless any written notification of the death, unsoundness of mind, revocation or transfer was received at the Office before the relevant meeting or adjourned meeting.


48.  VOTES OF MEMBERS - REPRESENTATIVES OF CORPORATIONS

48.1 Any Member which is a corporation may authorise a natural person to act as its representative at any general meeting of the Company or any class of Members. If a Member corporation does so:

     (a) its representative may exercise at the relevant general meeting all the powers which the Member corporation could exercise if it were a natural person; and

     (b) when its representative is present at a meeting, the Member corporation will be considered to be personally present at the meeting.

48.2 A certificate under the common seal of the corporation is rebuttable evidence of the appointment or of the revocation of the appointment (as appropriate) of the Representative.


49.  APPOINTMENT AND REMOVAL OF DIRECTORS - NUMBER OF DIRECTORS

     There will be:

     (a)  a minimum of 2 Directors; and

     (b)  a maximum of 4 Directors.


50.  APPOINTMENT AND REMOVAL OF DIRECTORS - QUALIFICATION

     Neither a Director nor an Alternate Director is required to hold any shares.

51.  APPOINTMENT AND REMOVAL OF DIRECTORS - APPOINTMENT AND REMOVAL

     The Company may only appoint and remove Directors in accordance with the requirements of the Shareholders Agreement.


52.  APPOINTMENT AND REMOVAL OF DIRECTORS - ADDITIONAL AND CASUAL DIRECTORS

     The Directors must not appoint any person as a Director to fill a casual vacancy or as an addition to the existing Directors except in accordance with the Shareholders Agreement.


53.  APPOINTMENT AND REMOVAL OF DIRECTORS - PERIOD OF OFFICE

     A Director will continue to hold office until he or she dies or until his or her office is vacated pursuant to Article 54.


54.  APPOINTMENT AND REMOVAL OF DIRECTORS - VACATION OF OFFICE

     The office of a Director immediately becomes vacant if the Director:

     (a)  is prohibited by the Corporations Law from continuing as a Director;

     (b) becomes of unsound mind or a person whose estate is liable to be dealt with in any way under the law relating to mental health;

     (c)  resigns by notice in writing to the Company;

     (d) is removed by the Company in accordance with the Shareholders Agreement; or

     (e) subject to the Shareholders Agreement, the Shareholder who appointed the Director ceases to hold shares in the Company other than by way of transfer to a related body corporate.


55.  REMUNERATION OF DIRECTORS - REMUNERATION OF DIRECTORS

55.1 Unless the Shareholders otherwise determine by Unanimous Vote, no Directors will be paid directors' fees.

55.2 The Company may also pay a premium in respect of a contract insuring a person who is or has been a Director against a liability incurred by the person as a Director, except in circumstances prohibited by the Corporations Law.


56.  POWERS AND DUTIES OF DIRECTORS - DIRECTORS TO MANAGE COMPANY

56.1 The business of the Company is managed by the Directors who may exercise all powers of the Company that the Shareholders Agreement, these Articles, or, the Corporations Law do not require to be exercised by the Company in general meeting.

56.2 Without limiting the generality of Article 56.1, the Directors may exercise all the powers of the Company to:

     (a)  borrow money;

     (b) charge any property or business of the Company or all or any of its uncalled capital; and

     (c) issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.

56.3 Every Director and other agent or officer of the Company must:

     (a)  keep secret all aspects of all transactions of the Company, except:

          (i) to the extent necessary to enable the person to perform his or her duties to the Company;

          (ii)    as required by law;

          (iii) when requested to disclose information by the Directors, to the auditors of the Company or a general meeting of the Company;

     (b) if requested by the Directors, sign and make a declaration that he or she will not disclose or publish any aspect of any transaction of the Company.

56.4 All cheques, promissory notes, bankers drafts, bills of exchange and other negotiable instruments, and all receipts for money paid to the Company, must be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by any two Directors or in such other manner as the Directors determine.

57.   PROCEEDINGS OF DIRECTORS - DIRECTORS' MEETINGS

57.1 At least 4 Directors' meetings must take place in each period of 12 months commencing on 1 January and ending on 31 December in each year, or such other period the Directors may determine.

57.2 Additional Directors' meetings may be convened at the written request of a Shareholder.

57.3 Directors' meetings will be located in Sydney, Australia but the Directors may determine that specific meetings will be held elsewhere including outside Australia.

57.4  Directors' meetings may be conducted by telephone conference.

57.5 At least 3 business days prior written notice of Directors' meetings together with an agenda must be given to all directors, unless otherwise agreed by all of the Directors.

57.6 The agenda for Directors' meetings must be determined by the Chairperson in consultation with the Managing Director, except for Directors' meetings convened at the request of a Shareholder where the agenda may be determined by that Shareholder.

57.7 The Directors need not all be physically present in the same place for a Directors' meeting to be held.

57.8  A Director who participates in a meeting held in accordance with this
      Article 57 is taken to be present and entitled to vote at the meeting.

57.9 This Article 57 applies to meetings of Directors' committees as if all committee members were Directors.

57.10 Subject to the provisions of this Article 57 and the Shareholders Agreement, the Directors may meet together, adjourn and regulate their meetings as they think fit.


58.   PROCEEDINGS OF DIRECTORS - QUORUM

      At a meeting of Directors, a quorum will be constituted in accordance with the Shareholders Agreement.


59.   PROCEEDINGS OF DIRECTORS - DECISION OF QUESTIONS

59.1 Subject to these Articles and to the Shareholders Agreement, questions arising at a meeting of Directors are to be decided by Simple Majority
      Vote.

59.2 The chairperson of a meeting does not have a casting vote in addition to his or her deliberative vote if there is an equality of votes.

59.3 An Alternate Director has the same voting power as the Director for whom he or she is an alternate. If the Alternate Director is a Director, he or she also has a vote as a Director.


60.   PROCEEDINGS OF DIRECTORS - DIRECTORS' INTERESTS

60.1 A Director and any firm, body or entity in which a Director has a direct or indirect interest may in any capacity:

      (a)   enter into any contract or arrangement with the Company;

      (b) be appointed to and hold any office or place of profit under the Company, other than the office of auditor; and



      (c) act in a professional capacity, other than as auditor, for the Company,

      and may receive and retain for his or her own benefit any remuneration, profits or benefits as if he or she were not a Director.

60.2 Each Director must disclose his or her interests to the Company in accordance with the Corporations Law and the Secretary must record all declarations in the minutes of the relevant Directors' meeting.

60.3 A Director's failure to make disclosure under this Article does not render void or voidable a contract or arrangement in which the Director has a direct or indirect interest.

60.4 A Director may be counted in a quorum in respect of any vote and may vote in respect of a contract or arrangement or proposed contract or arrangement in which the Director has a direct or indirect interest, whether material or otherwise.

60.5 For the purposes of Article 60.2, a Director does not have a direct or indirect interest in a contract or arrangement or proposed contract or arrangement if the contract or arrangement or proposed contract or arrangement is:

      (a) for giving a Director any security or indemnity in respect of money lent by the Director to the Company or obligations undertaken by the Director for the benefit of the Company;

      (b) with another corporation in which the Director's only interest is as an officer or director of that other corporation;

      (c) subject to the approval of a resolution of the Company in general meeting;

      (d) with a company listed on a public stock exchange where the Director's only interest is as a holder of not more than 10% of the issued capital of shareholder in the listed company; or

      (e)   a transfer of shares in the Company.

60.6 A Director may attest the affixing of the Seal to any document relating to a contract or arrangement or proposed contract or arrangement in which the Director has an interest.


61.   PROCEEDINGS OF DIRECTORS - ALTERNATE DIRECTORS

61.1  Each Director may appoint an Alternate Director.

61.2 An Alternate Director is entitled to notice of Directors' meetings and, if the appointor is not present at a meeting, is entitled to attend, be counted in a quorum and vote as a Director.

61.3 An Alternate Director is an officer of the Company and is not an agent of the appointor.

61.4 The provisions of these Articles which apply to Directors also apply to Alternate Directors.

61.5 The appointment of an Alternate Director may be revoked at any time by the appointor. An Alternate Director's appointment ends automatically when his or her appointor ceases to be a Director.

61.6 Any appointment or revocation under this Article must be effected by written notice delivered to the Secretary.


62.   PROCEEDINGS OF DIRECTORS - REMAINING DIRECTORS

62.1  The Directors may act even if there are vacancies on the Board.


63.   PROCEEDINGS OF DIRECTORS - CHAIRPERSON

63.1 Subject to the Shareholders Agreement, the Chairperson of the Board shall be elected annually by the Board.

63.2 Subject to the Shareholders Agreement the Directors may elect a Director as deputy chairperson to act as chairperson in the chairperson's absence.

63.3 If a chairperson or deputy chairperson is not elected or is not present at any Directors' meeting within 10 minutes after the time appointed for the meeting to begin, the Directors present must elect any other Director to be chairperson of the meeting.


 64.  PROCEEDINGS OF DIRECTORS - DIRECTORS' COMMITTEES

64.1 The Directors may delegate any of their powers to a committee or committees. A committee must include at least one Director representing each Shareholder. The Directors may at any time revoke any delegation of power to a committee.

64.2 A committee must exercise its powers in accordance with any directions of the Directors and a power exercised in that way is taken to have been exercised by the Directors.

64.3 A committee may be authorised to sub-delegate all or any of the powers for the time being vested in it.

64.4 Meetings of any committee will be governed by the provisions of these Articles and the Shareholders Agreement which deal with Directors' meetings so far as they are applicable and are not inconsistent with any directions of the Directors.


 65.  PROCEEDINGS OF DIRECTORS - WRITTEN RESOLUTIONS

65.1 If all the Directors who are eligible to vote on a resolution have signed a document containing a statement that they are in favour of a resolution in terms set out in the document, then a resolution in those terms is taken to have been passed at a Directors' meeting held on the day on which the document was last signed by a Director.

65.2 For the purposes of Article 65, two or more identical documents, each of which is signed by one or more Directors, together constitute one document signed by those Directors on the days on which they signed the separate documents.

65.3 Any document referred to in this Article 65 may be in the form of a telex or facsimile transmission.

65.4 This Article 65 applies to meetings of Directors' committees as if all members of the committee were Directors.

66.   PROCEEDINGS OF DIRECTORS - VALIDITY OF ACTS OF DIRECTORS

      If it is discovered that:

      (a) there was a defect in the appointment of a person as a Director, Alternate Director or member of a Directors' committee; or

      (b)   a person appointed to one of those positions was disqualified;

      all acts of the Directors or the Directors' committee before the discovery was made are as valid as if the person had been duly appointed and was not disqualified.


67.   PROCEEDINGS OF DIRECTORS - MINUTES AND REGISTERS

67.1  The Directors must cause minutes to be made of:

      (a) the names of the Directors present at all general meetings, Directors' meetings and meetings of Directors' committees;

      (b) all proceedings of general meetings, Directors' meetings and meetings of Directors' committees;

      (c)   all orders made by the Directors and Directors' committees; and

      (d)   all disclosures of interests made pursuant to Article 60.

67.2 Minutes must be signed by the chairperson of the meeting or by the chairperson of the next meeting of the relevant body.

67.3 The Company must keep all registers required by these Articles and the Corporations Law.


68.   MANAGING OR EXECUTIVE DIRECTOR - APPOINTMENT OF MANAGING OR EXECUTIVE
DIRECTOR

68.1 Subject to the Shareholders Agreement, the Directors may appoint a person to the office of Managing Director or any other office (other than auditor) or employment under the Company for any period (but not for life) and on any terms as they think fit. A Director (other than a Managing Director) so appointed is referred to in these Articles as an Executive Director.

68.2 The Directors may, subject to the terms of a Managing Director's or Executive

      Director's employment contract, suspend, remove or dismiss him or her from that office and appoint another Director in that place.

68.3 If a Managing or Executive Director ceases to be a Director, his or her appointment as Managing or Executive Director terminates automatically.

68.4 If a Managing or Executive Director is suspended from office, he or she will not be entitled to attend or vote at any meeting of Directors.

68.5 A Managing Director is subject to the same provisions as to resignation and removal as the other Directors.


69.   MANAGING OR EXECUTIVE DIRECTOR - POWERS

69.1 Subject to the Shareholders Agreement, the Directors may confer on a Managing Director or Executive Director any powers exercisable by the Directors, subject to any terms and restrictions determined by the Directors.

69.2 The Managing Director and other Executive Directors are authorised to sub-delegate all or any of the powers vested in them.

69.3 Any power conferred pursuant to this Article may be concurrent with or to the exclusion of the Directors' powers.

69.4 The Directors may at any time in accordance with the Shareholders Agreement withdraw or vary any of the powers conferred on a Managing Director or Executive Director.


70.   LOCAL MANAGEMENT - APPOINTMENT OF ATTORNEYS AND AGENTS

70.1 The Directors may from time to time by resolution or power of attorney under the Seal appoint any person to be the attorney or agent of the
      Company:

      (a)  for the purposes;

      (b) with the powers, authorities and discretions (not exceeding those exercisable by the Directors under these Articles and the Shareholders Agreement);

      (c)  for the period; and

      (d)  subject to the conditions,
      determined by the Directors.

70.2 A power of attorney may contain such provisions for the protection and convenience of persons dealing with an attorney as the Directors think fit.

70.3 The Directors may appoint attorneys or agents by telex, facsimile transmission, telegraph or cable to act for and on behalf of the Company.


71.   SECRETARY

71.1 There must be at least one secretary of the Company appointed by the Directors for a term and at remuneration and on conditions determined by them.

71.2 The Secretary is entitled to attend and be heard on any matter at all Directors' and general meetings.

71.3 The Directors may, subject to the terms of the Secretary's employment contract, suspend, remove or dismiss the Secretary.


72.   SEALS - COMMON SEAL

72.1  The Directors must provide for the safe custody of the Seal.

72.2 The Seal must not be used without the authority of the Directors or a Directors' committee authorised to use the Seal.

72.3 Every document to which the Seal is affixed must be signed by a Director representing each Shareholder.


73.   SEALS - OFFICIAL SEAL

73.1 The Company may have one or more official seals for use outside the State or Territory where the Seal is kept.

73.2 Each official seal must be a facsimile of the Seal with the addition on its face of the name of every place where it may be used.

73.3 An official seal must not be used except with the authority of the Directors.


74.   SEALS - SHARE SEAL

74.1 The Company may have a share seal which may be affixed to share certificates.

74.2 The share seal must be a facsimile of the Seal with 'Share Seal' or 'Certificate Seal' on its face.


75.   INSPECTION OF RECORDS - TIMES FOR INSPECTION

      On reasonable notice to the Managing Director and at reasonable times, each Shareholder is entitled to full access (through an accountant, agent or employee of that Shareholder) to inspect all the books, accounts, records and facilities of the Company for the purpose of auditing and valuing the Company, making copies and any other reasonable purpose.


76.   DIVIDENDS AND RESERVES - DECLARATION OF FINAL DIVIDEND

76.1 Subject to the Shareholders Agreement, the Directors may declare a dividend.

76.2  A dividend is payable:

      (a)   on the date fixed by the Directors' resolution declaring it; or

      (b) if the resolution did not fix a date, on the date fixed by the Directors.


77.   DIVIDENDS AND RESERVES - INTERIM DIVIDEND

      Subject to the Shareholders Agreement, the Directors may authorise the Company to pay an interim dividend which is payable on the date fixed by the Directors.


78.   DIVIDENDS AND RESERVES - INTEREST

      The Company must not pay interest on any dividend.


79.   DIVIDENDS AND RESERVES - RESERVES

79.1 Before declaring a dividend, the Directors may set aside out of profits an amount by way of reserves as they think appropriate.

79.2 The Directors may apply the reserves for any purpose for which profits may be properly applied.

79.3 Pending any such application, the Directors may invest or use the reserves in the business of the Company or in other investments as they think fit.

79.4 The Directors may carry forward any undistributed profits without transferring them to a reserve.


80.   DIVIDENDS AND RESERVES - DIVIDEND ENTITLEMENT

80.1 Subject to the rights of persons (if any) entitled to shares with special rights as to dividend, a dividend must be declared and paid according to the amounts paid or credited as paid on the shares in respect of which the dividend is paid.

80.2 All dividends must be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid, but, if a share is issued on terms providing that it will rank for dividend as from a particular date, that share ranks for dividend accordingly.

80.3 An amount paid or credited as paid on a share in advance of a call is not to be taken as paid or credited as paid for the purposes of Articles 80.1 and 80.2.

80.4 A transfer of shares does not pass the right to any dividend declared in respect of those shares before the registration of a transfer.


81.   DIVIDENDS AND RESERVES - DEDUCTIONS FROM DIVIDENDS

      The Directors may deduct from a dividend payable to a Member all sums presently payable by the Member to the Company on account of calls or otherwise in relation to shares in the Company.


82.   DIVIDENDS AND RESERVES - DISTRIBUTION OF ASSETS

82.1 On declaring a dividend, the Directors may resolve that the dividend be paid wholly or partly by the distribution of specific assets, including fully paid shares in, or debentures of, any other corporation.

82.2 The Directors, when authorising the payment of an interim dividend, may direct payment wholly or partly by the distribution of specific assets, including fully paid shares in, or debentures of, any other corporation.

82.3 If a difficulty arises in making a distribution of specific assets, the Directors may:

      (a)   deal with the difficulty as they consider expedient;

      (b) fix the value of all or any part of the specific assets for the purposes of the distribution;

      (c) determine that cash will be paid to any Members on the basis of the fixed value in order to adjust the rights of all the Members; and

      (d) vest any such specific assets in trustees as the Directors consider expedient.

82.4 If a distribution of specific assets to a particular Member or Members is illegal or, in the Directors' opinion, impracticable, the Directors may make a cash payment to the Member or Members on the basis of the cash amount of the dividend instead of the distribution of specific assets.


83.   DIVIDENDS AND RESERVES - PAYMENT

83.1 Any dividend or other money payable in respect of shares may be paid by cheque sent through the mail directed to:

      (a) the address of the Member shown in the Register or to the address of the joint holder of shares shown first in the Register; or

      (b) an address which the Member or joint holders has in writing notified the Company as the address to which dividends should be sent.

83.2 Any joint holder may give an effectual receipt for any dividend or other money paid in respect of shares held by holders jointly.


84.   DIVIDENDS AND RESERVES - CAPITALISATION OF PROFITS

84.1  Subject to the Shareholders Agreement the Directors may resolve:

      (a) to capitalise any sum, being the whole or part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to Members; and

      (b) that the sum be applied, in any of the ways mentioned in Article 84.2, for the benefit of Members, or persons who have applied for shares, in the proportions determined by the Company.

84.2  The ways in which a sum may be applied for the benefit of Members under
      Article 84.1 are:

      (a) in paying up any amounts unpaid on shares held or to be held by Members;

      (b) in paying up in full unissued shares or debentures to be issued to Members as fully paid; or

      (c) partly as mentioned in paragraph (a) and partly as mentioned in paragraph (b).

84.3 The Directors must do all things necessary to give effect to a resolution under Article 84.1 and, in particular, to the extent necessary to adjust the rights of the Members among themselves, may:

      (a) issue fractional certificates or make cash payments in cases where shares or debentures become issuable in fractions; and

      (b) authorise any person to make, on behalf of all the Members entitled to a benefit on the capitalisation, an agreement with the Company providing for:

            (i) the issue to them, credited as fully paid up, of any such further shares or debentures; or

            (ii) the payment by the Company on their behalf of the amount or any part of the amount remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under the authority of paragraph (b) is effective and binding on all the Members concerned.


85.   NOTICES - SERVICE OF NOTICES

85.1 Notice may be given by the Company to any person who is entitled to notice under these Articles by:

      (a)  serving it on the person;

      (b) sending it by post, telex or facsimile transmission to the person at the person's address shown in the Register or the address supplied by the person to the Company for sending notices to the person; or

      (c) if the notice is to a Member and the Member has no registered office, posting it on a notice board at the Office.

85.2  A notice sent by post is taken to be served:

      (a) by properly addressing, prepaying and posting a letter containing the notice; and

      (b)   on the day after the day on which it was posted.

85.3  A notice sent by telex or facsimile transmission is taken to be served:

      (a) by properly addressing the telex or facsimile transmission and transmitting it; and

      (b)   on the day after its despatch.

85.4 A notice posted on a notice board is taken to be served 24 hours after it is posted on the board.

85.5 A notice may be given by the Company to joint holders by giving the notice to the joint holder whose name appears first in the Register.

85.6 Every person who is entitled to a share by operation of law and who is not registered as the holder of the share is taken to receive any notice served in accordance with this Article on the person from whom it derives its title.

85.7 A share certificate, cheque, warrant or other document may be delivered by the Company either personally or by sending it:

      (a) in the case of a Member who does not have a registered address in Australia, by airmail post; and

      (b)   in any other case, by ordinary post,

      and is at the risk of the addressee as soon as it is given or posted.

85.8 A Member whose registered address is not in Australia may specify in writing an address in Australia as the Member's registered address within the meaning of this Article.

85.9 A certificate in writing signed by a Director, Secretary or other officer of the Company that a document or its envelope or wrapper was addressed and stamped and was posted is conclusive evidence of posting.

85.10 Subject to the Corporations Law the signature to a written notice given by the Company may be written or printed.

85.11 All notices sent by post outside Australia must be sent by prepaid airmail post.

86.   NOTICES - PERSONS ENTITLED TO NOTICE

86.1  Notice of every general meeting must be given to:

      (a)   every Member;

      (b)   every Director and Alternate Director; and

      (c)   any Auditor.

86.2  No other person is entitled to receive notice of a general meeting.


87.   AUDIT AND ACCOUNTS - COMPANY TO KEEP ACCOUNTS

87.1 The Directors must cause the Company to keep accounts of the business of the Company in accordance with the requirements of the Corporations Law.

87.2 The Company must ensure that its accounts and records and those of any subsidiary of the Company are kept in accordance with all applicable laws are audited yearly and reflect generally accepted Australian accounting principles, procedures and practices consistently applied.

87.3 The Company's auditors must be appointed by the Directors or the Shareholders (as required) by Unanimous Vote.


88.   WINDING UP

88.1 Nothing in this Article 88 prejudices the rights of the holders of shares issued on special terms and conditions.

88.2 Subject to section 490 of the Corporations Law, the Company may be wound up voluntarily if the Company so resolves by Unanimous Vote of Shareholders.

88.3 If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company:

      (a)   divide among the Members in kind all or any of the Company's assets;

      (b) for that purpose, determine how he or she will carry out the division between the different classes of Members, but may not require a Member to accept any shares or other securities in respect of which there is any liability.

88.4 The liquidator may, with the sanction of a special resolution of the Company, vest all or any of the Company's assets in a trustee on trusts determined by the liquidator for the benefit of the contributories.


89.   INDEMNITY BY COMPANY

89.1 To the extent permitted by law, the Company indemnifies every officer of the Company against any liability incurred by that person:

      (a)   in his or her capacity as an officer of the Company; and

      (b) to a person other than the Company or a related body corporate of the Company,

      unless the liability arises out of conduct on the part of the officer which involves a lack of good faith.

89.2 The Company indemnifies every officer of the Company against any liability for costs and expenses incurred by the person in his or her capacity as an officer of the Company:

      (a) in defending any proceedings, whether civil or criminal, in which judgment is given in favour of the person or in which the person is acquitted; or

      (b) in connection with an application, in relation to those proceedings, in which the Court grants relief to the person under the Corporations Law.

                                  SCHEDULE 2

                               DEED OF ACCESSION

DEED dated                                              #53#
by
of
('Acceding Party')

RECITAL

This deed is supplemental to a Shareholders' Agreement dated in relation to FAI Finance Corporation Pty Limited ACN 053 262 561 ('Company')


OPERATIVE PART

1.    Acceding Party to be bound

      The Acceding Party confirms that it has been supplied with a copy of the Shareholders' Agreement and covenants with all present parties to the Shareholders' Agreement (whether original or by accession) ('Parties') to observe, perform and be bound by all the terms of the Shareholders' Agreement so that the Acceding Party is deemed, from the date on which the Acceding Party is registered as a holder of Shares in the Company, to be a party to the Shareholders' Agreement.


2.    Representations and warranties

      The Acceding Party represents and warrants to the Parties that:

      (a) (incorporation) it is a company duly incorporated and validly existing under the laws of the country of its incorporation;

      (b) (corporate power) it has the corporate power to enter into and perform its obligations under this document and to carry out the transactions contemplated by the Shareholders' Agreement;

      (c) (corporate action) it has taken all necessary corporate action to authorise the entry into and performance of this document and to carry out the transactions contemplated by the Shareholders' Agreement;

      (d) (binding obligation) this document is its valid and binding obligations;

      (e) (no contravention) neither the execution and performance by it of this document nor any transaction contemplated under the Shareholders' Agreement will violate in any respect any provision of:

            (i)   its constituent documents; or

            (ii) any other document, agreement or other arrangement binding upon it or its assets.


3.    Address for notice

      The address of the Acceding Party for the purposes of clause 29 (Notice) of the Shareholders' Agreement is, until substituted in accordance with clause 29 (Notice):

      [              ]


4.    This deed is governed by the laws applicable in New South Wales.


EXECUTED as a deed.


If Acceding Party is a Company

THE COMMON SEAL of [       ] is affixed            )
 in accordance with its articles of association    )
 in the presence of                                )
                                                   )
-------------------------------------------------------------------------------



Secretary                                              Director


Name of secretary (print)                              Name of director (print)
-------------------------------------------------------------------------------


If Acceding Party is an individual


SIGNED SEALED and DELIVERED by     )
[         ]in the presence of      )
                                   )
-------------------------------------------------------------------------------

Signature of witness                   #59#


Name of witness (print)
-------------------------------------------------------------------------------

                                  SCHEDULE 3

                             INDEPENDENT VALUATION


1.    Application of schedule

      This schedule applies if the Board is required to obtain an independent valuation of its Shares under clauses 3 (Equity funding of the Company), 14 (Change in effective control of a shareholder), 16 (Compulsory offer) or 21 (Default) of this agreement.


2.    Appointment of Independent Valuer

      If this schedule applies, the Board by Unanimous Vote must appoint an independent chartered accountant or an investment or merchant banker as an Independent Valuer to determine the value of each Share in accordance with this schedule. If the Board fails to agree on an independent chartered accountant or an investment or merchant banker, the Independent Valuer will be appointed by the President for the time being of the Institute of Chartered Accountants in Australia. Neither:

      (a)   the Independent Valuer; nor

      (b) any firm or company of which the Independent Valuer is an employee, partner, director or consultant,

      must have had any business dealings with any Shareholder in the 2 years before the date of appointment.


3.    Valuation

      The Independent Valuer must be instructed to determine the fair market value of the Shares by valuing the Company (including any subsidiary of the Company) as a whole on a going concern basis as at the end of the month before the month in which the Independent Valuer is appointed under this schedule ('Valuation Date'). The fair market value of each Share will be the proportionate amount of the value of the Company, without regard to any premium for control or any restrictions placed on the transfer of shares under the Shareholders Agreement.


4.    Access to information

      The Board must ensure that the Independent Valuer has a right of access at all reasonable times to the accounting records and other records of the Company (including any subsidiary of the Company) and is entitled to require from any officer of the Company such information and explanation as the Independent Valuer requires to value the Company.


5.    Period of determination

      The Board must use its best endeavours to ensure that the Independent Valuer makes a determination as soon as practicable and in any event within 60 days after receiving instructions.


6.    Process

      The parties agree that, in determining a value for the Shares under this schedule, the Independent Valuer:

      (a)   will act as an expert and not as an arbitrator;

      (b) may obtain or refer to any documents, information or material and undertake any inspections or enquiries as he or she determines appropriate;

      (c) must provide the parties with a draft of his or her determination and must give the parties an opportunity to comment on the draft determination before it is finalised; and

      (d) may engage such assistance as or she reasonably believes is appropriate or necessary to make a determination.


7.    Final and binding

      The Independent Valuer's determination will be final and binding on the parties.


8.    Costs

      The Company must pay the reasonable costs and expenses of the Independent Valuer.